UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 20, 2020
(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54402	91-1835664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

40 Marcus Drive, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 760-8100

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company x
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

Item 1.01.	Entry into a Material Definitive Agreement.

Between February 20, 2020 and February 26, 2020, BioRestorative Therapies, Inc. (the “Company”) borrowed an aggregate of $353,761.99 from John M. Desmarais.   The promissory notes evidencing the loans (the “Notes”) provide for the payment of the principal amount, together with interest at the rate of 12% per annum, upon demand by Mr. Desmarais on or after March 10, 2020.  The payment of the Notes is secured by the grant of a security interest in substantially all of the Company’s assets pursuant to a security agreement between the Company and Mr. Desmarais, as amended (the “Security Agreement”). Mr. Desmarais previously served as a director of the Company until his resignation on January 10, 2020.

As disclosed in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2019, as of September 30, 2019, the Company had a working capital deficiency, a stockholders’ deficiency and outstanding debt of $13,514,377, $12,428,533 and $8,496,076, respectively. During the three and nine months ended September 30, 2019, the Company incurred net losses of $5,056,973 and $13,097,335, respectively. Subsequent to September 30, 2019, the Company has continued to incur substantial losses and has received revenue of only $32,000 and aggregate equity and debt financing proceeds of $520,000 and $2,167,387 (including the above loans from Mr. Desmarais), respectively.  In addition, since September 30, 2019, of the $8,496,076 debt outstanding as of such date, $1,174,020 of debt has been converted by the respective holders into common stock, and $1,358,000 of debt has been repaid.  These conditions indicate that there is substantial doubt about the Company’s ability to continue as a going concern.
The foregoing descriptions of the Notes and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Notes and the Security Agreement filed as Exhibit 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K.
Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to Item 1.01 hereof.
Item 3.02	Unregistered Sale of Equity Securities.
Between February 20, 2020 and February 25, 2020, the Company issued an aggregate of 366,721,142 shares of common stock of the Company upon the exercise by the holders of indebtedness in the aggregate amount of $366,721, inclusive of accrued and unpaid interest and imputed additional principal, of their conversion rights pursuant to their respective convertible promissory notes issued by the Company.  Following such issuances, of the 2,000,000,000 shares of common stock authorized to be issued by the Company, there were approximately 1,694,551,051 shares of common stock of the Company issued and outstanding.

For each of the securities issuances, the Company relied upon Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act"), as transactions by an issuer not involving any public offering or Section 3(a)(9) of the Act as a security exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. For each such transaction, the Company did not use general solicitation or advertising to market the securities, the securities were offered to a limited number of persons, the investors had access to information regarding the Company (including information contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2018, Quarterly Reports on Form 10-Q for the periods ended March 31, 2019, June 30, 2019, and September 30, 2019, and Current Reports on Form 8-K filed with the Securities and Exchange Commission, and press releases made by the Company), and management of the Company was available to answer questions from prospective investors.  The Company reasonably believes that each of the investors is an accredited investor.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On February 24, 2020, the Company terminated the employment of Lance Alstodt, its Executive Vice President and Chief Strategy Officer.
Item 9.01	Financial Statements and Exhibits.
(d)   Exhibits.

10.1	Promissory Note, dated February 20, 2020, issued by BioRestorative Therapies, Inc. to John M. Desmarais

10.2	Promissory Note, dated February 26, 2020, issued by BioRestorative Therapies, Inc. to John M. Desmarais

10.3	Security Agreement, dated as of February 20, 2020, by and between BioRestorative Therapies, Inc., Stem Pearls, LLC and John M. Desmarais

10.4	Amendment No. 1 to Security Agreement, dated as of February 26, 2020, by and between BioRestorative Therapies, Inc., Stem Pearls, LLC and John M. Desmarais

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: February 26, 2020	By:	/s/ Mark Weinreb
Mark Weinreb
Chief Executive Officer